Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

XpresSpa Group, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 No 333-254508, and on Form S-3 Nos 333-239913, 333-240084, 333-225531, and 333-233419 of XpresSpa Group, Inc. (the” Company”) of our report dated March 31, 2021 with respect to the consolidated financial statements of XpresSpa Group, Inc. included in this Annual Report (Form 10-K) of XpresSpa Group, Inc. for the year ended December 31, 2020.

/s/ Friedman LLP

East Hanover, New Jersey
March 31, 2021